Exhibit 99.1

Quarterly Earnings Review

October 16, 2013

BNY Mellon 3Q13 Quarterly Earnings Review

THIRD QUARTER 2013 FINANCIAL HIGHLIGHTS

(comparisons are 3Q13 vs. 3Q12 unless otherwise stated)

•	Earnings

•

Net income applicable to common shareholders was $967 million, or $0.82 per diluted common share, in 3Q13 compared with $720 million, or $0.61 per diluted common share, in 3Q12. Excluding the benefit related to the U.S. Tax Court’s partial reconsideration of a tax decision, diluted earnings per share was $0.60 in 3Q13. (a)

•	Total revenue was $3.8 billion, up 3%.

•	Investment services fees increased 4%.

•

Asset servicing revenue increased 2% as a result of higher market values, organic growth and net new business, partially offset by lower securities lending revenue which resulted from narrower spreads.

•	Issuer services revenue increased 4% driven by higher Depositary Receipts revenue, partially offset by lower money market mutual fund balances and higher money market fee waivers in Corporate Trust.

•	Clearing services revenue increased 10% driven by higher mutual fund and asset-based fees and volumes, partially offset by higher money market fee waivers.

•

Investment management and performance fees increased 5%, driven by higher equity market values and net new business, partially offset by higher money market fee waivers and the average impact of the stronger U.S. dollar.

•	Foreign exchange revenue increased 27% as a result of higher volumes and volatility.

•	Other trading revenue decreased $55 million primarily related to lower fixed income trading.

•	Investment and other income increased primarily reflecting higher equity investment revenue, partially offset by lower seed capital gains.

•

Net interest revenue increased 3% primarily driven by lower premium amortization on investment securities, higher average interest-earning assets, a change in the mix of earning assets and lower funding costs.

•	The provision for credit losses was $2 million in 3Q13.

•

Noninterest expense increased 3% on a GAAP basis, and 4% on a Non-GAAP basis. The increase primarily reflects higher staff expense driven by higher incentive and employee benefit expenses and the impact of the annual employee merit increase.

•	Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $27.4 trillion, an increase of 4% primarily reflecting higher market values and net new business.

•	Estimated new AUC/A wins of $110 billion in 3Q13.

•	AUM of a record $1.53 trillion, an increase of 13% driven by net new business and higher market values.

•	Long-term inflows totaled $32 billion in 3Q13.

•	Short-term inflows totaled $13 billion in 3Q13.

•	Capital

•	Generated $1.1 billion of estimated net Basel III Tier 1 common equity.

•	Return on tangible common equity 21.5%. (a)

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Sequential growth rates are unannualized.

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BNY Mellon 3Q13 Quarterly Earnings Review

FINANCIAL SUMMARY

						3Q13 vs.
(dollars in millions, common shares in thousands)	3Q12	4Q12	1Q13	2Q13	3Q13	3Q12	2Q13
Revenue:
Fee and other revenue	$2,879	$2,850	$2,844	$3,187	$2,963	3%	(7)%
Income from consolidated investment management funds	47	42	50	65	32
Net interest revenue	749	725	719	757	772

Total revenue – GAAP	3,675	3,617	3,613	4,009	3,767	3	(6)
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds	25	11	16	39	8
Gain related to an equity investment (pre-tax)	—	—	—	184	—

Total revenue – Non-GAAP	3,650	3,606	3,597	3,786	3,759	3	(1)
Provision for credit losses	(5)	(61)	(24)	(19)	2

Expense:
Noninterest expense – GAAP	2,705	2,825	2,828	2,822	2,779	3	(2)
Less: Amortization of intangible assets	95	96	86	93	81
M&I, litigation and restructuring charges	26	46	39	13	16

Total noninterest expense – Non-GAAP	2,584	2,683	2,703	2,716	2,682	4%	(1)%

Income:
Income before income taxes	975	853	809	1,206	986
Provision (benefit) for income taxes	225	207	1,046	321	(2)

Net income (loss)	$750	$646	$(237)	$885	$988
Net (income) attributable to noncontrolling interests (a)	(25)	(11)	(16)	(40)	(8)

Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	725	635	(253)	845	980
Preferred stock dividends	(5)	(13)	(13)	(12)	(13)

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$720	$622	$(266)	$833	$967

Key Metrics:
Pre-tax operating margin (b)	27%	24%	22%	30%	26%
Non-GAAP (b)	29%	27%	26%	32%	29%

Return on common equity (annualized) (b)	8.3%	7.1%	N/M	9.7%	11.2%
Non-GAAP (b)	9.2%	8.2%	7.8%	10.5%	8.9%

Return on tangible common equity (annualized)
Non-GAAP (b)	22.1%	18.8%	N/M	25.0%	28.4%
Non-GAAP adjusted (b)	22.5%	19.7%	18.5%	25.2%	21.5%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	78%	79%	79%

Percentage of non-U.S. total revenue (c)	37%	36%	35%	36%	39%
Period end:
Full-time employees	48,700	49,500	49,700	49,800	50,800
Market capitalization	$26,434	$29,902	$32,487	$32,271	$34,674
Common shares outstanding	1,168,607	1,163,490	1,160,647	1,150,477	1,148,522

(a)	Includes net income of $25 million in 3Q12, $11 million in 4Q12, $16 million in 1Q13, $39 million in 2Q13 and $8 million in 3Q13 attributable to noncontrolling interests related to consolidated investment management funds.
(b)	Non-GAAP excludes M&I, litigation and restructuring charges and the impact of the U.S. Tax Court’s disallowance of certain foreign tax credits, if applicable. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.
(c)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.

N/M – Not meaningful.

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BNY Mellon 3Q13 Quarterly Earnings Review

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							3Q13 vs.
	3Q12	4Q12	1Q13	2Q13	3Q13		3Q12	2Q13
Changes in AUM (in billions) (a):
Beginning balance of AUM	$1,299	$1,359	$1,386	$1,429	$1,432
Net inflows (outflows):
Long-term	9	14	40	21	32
Money market	9	(6)	(13)	(1)	13

Total net inflows (outflows)	18	8	27	20	45
Net market/currency impact/other	42	19	16	(17)	55

Ending balance of AUM	$1,359	$1,386	$1,429	$1,432	$1,532	(b)	13%	7%

AUM at period end, by product type (a):
Equity securities	33%	33%	34%	35%	35%
Fixed income securities	37	38	39	39	39
Money market	23	22	20	19	19
Alternative investments and overlay	7	7	7	7	7

Total AUM	100%	100%	100%	100%	100%	(b)

Wealth management:
Average loans (in millions)	$8,122	$8,478	$8,972	$9,253	$9,453		16%	2%
Average deposits (in millions)	$10,882	$12,322	$13,646	$13,306	$13,898		28%	4%

Investment Services:
Average loans (in millions)	$24,917	$24,868	$26,697	$27,814	$27,865		12%	—%
Average deposits (in millions)	$188,743	$204,164	$200,221	$204,499	$206,068		9%	1%

AUC/A at period-end (in trillions) (c)	$26.4	$26.3	$26.3	$26.2	$27.4	(b)	4%	5%

Market value of securities on loan at period end (in billions) (d)	$251	$237	$244	$255	$255		2%	—%

Asset Servicing:
Estimated new business wins (AUC/A) (in billions)	$522	$190	$205	$201	$110	(b)

Depositary Receipts:
Number of sponsored programs	1,393	1,379	1,359	1,349	1,350		(3)%	—%

Clearing Services:
Global DARTS volume (in thousands)	175.5	187.9	221.4	227.5	221.3	(b)	26%	(3)%
Average active clearing accounts (U.S. platform) (in thousands)	5,447	5,489	5,552	5,591	5,622		3%	1%
Average long-term mutual fund assets (U.S. platform) (in millions)	$323,289	$334,883	$357,647	$371,196	$377,131		17%	2%
Average investor margin loans (U.S. platform) (in millions)	$7,922	$7,987	$8,212	$8,235	$8,845		12%	7%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,005	$2,113	$2,070	$2,037	$1,952		(3)%	(4)%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business.
(b)	Preliminary.
(c)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at Sept. 30, 2012, $1.1 trillion at Dec. 31, 2012, $1.2 trillion at March 31, 2013, $1.1 trillion at June 30, 2013 and $1.2 trillion at Sept. 30, 2013.
(d)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.

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BNY Mellon 3Q13 Quarterly Earnings Review

The following table presents the value of certain market indices at period end and on an average basis.

Market indices						3Q13 vs.
	3Q12	4Q12	1Q13	2Q13	3Q13	3Q12	2Q13
S&P 500 Index (a)	1441	1426	1569	1606	1682	17%	5%
S&P 500 Index – daily average	1400	1419	1513	1609	1674	20	4
FTSE 100 Index (a)	5742	5898	6412	6215	6462	13	4
FTSE 100 Index – daily average	5742	5842	6294	6438	6525	14	1
MSCI World Index (a)	1312	1339	1435	1434	1544	18	8
MSCI World Index – daily average	1273	1312	1404	1463	1510	19	3
Barclays Capital Aggregate BondSM Index (a)	368	366	356	343	356	(3)	4
NYSE and NASDAQ share volume (in billions)	173	174	174	186	166	(4)	(11)
JPMorgan G7 Volatility Index – daily average (b)	8.70	7.56	9.02	9.84	9.72	12	(1)

(a)	Period end.
(b)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

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BNY Mellon 3Q13 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue						3Q13 vs.
(dollars in millions)	3Q12	4Q12	1Q13	2Q13	3Q13	3Q12	2Q13
Investment services fees:
Asset servicing (a)	$942	$945	$969	$988	$964	2%	(2)%
Issuer services	311	215	237	294	322	4	10
Clearing services	287	294	304	321	315	10	(2)
Treasury services	138	141	141	139	137	(1)	(1)

Total investment services fees	1,678	1,595	1,651	1,742	1,738	4	—
Investment management and performance fees	779	853	822	848	821	5	(3)
Foreign exchange and other trading revenue	182	139	161	207	160	(12)	(23)
Distribution and servicing	48	52	49	45	43	(10)	(4)
Financing-related fees	46	45	41	44	44	(4)	—
Investment and other income	124	116	72	269	135	9	N/M

Total fee revenue	2,857	2,800	2,796	3,155	2,941	3	(7)
Net securities gains	22	50	48	32	22	N/M	N/M

Total fee and other revenue – GAAP	$2,879	$2,850	$2,844	$3,187	$2,963	3%	(7)%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	78%	79%	79%

(a)	Asset servicing fees include securities lending revenue of $49 million in 3Q12, $41 million in 4Q12, $39 million in 1Q13, $50 million in 2Q13 and $35 million in 3Q13.

N/M – Not meaningful.

KEY POINTS

•	Asset servicing fees were $964 million, an increase of 2% year-over-year and a decrease of 2% sequentially. The year-over-year increase primarily reflects higher market values, organic growth and net new business, partially offset by lower securities lending revenue which resulted from narrower spreads. The sequential decrease primarily resulted from a seasonal decrease in securities lending revenue, lower activity and lower expense reimbursements.

•	Issuer services fees were $322 million, an increase of 4% year-over-year and 10% sequentially. The year-over-year increase primarily reflects higher Depositary Receipts revenue, partially offset by lower money market mutual fund balances and higher money market fee waivers in Corporate Trust. The sequential increase primarily resulted from seasonally higher Depositary Receipts revenue, partially offset by lower expense reimbursements in Corporate Trust.

•	Clearing services fees were $315 million, a 10% increase year-over-year and 2% decrease sequentially. The year-over-year increase was driven by higher mutual fund and asset-based fees and volumes, partially offset by higher money market fee waivers. The sequential decrease was primarily driven by seasonally lower clearance revenue reflecting a decrease in DARTs, and higher money market fee waivers.

•	Investment management and performance fees were $821 million, an increase of 5% year-over-year and a decrease of 3% sequentially. The year-over-year increase was primarily driven by higher equity market values and net new business, partially offset by the average impact of the stronger U.S. dollar. The sequential decrease primarily reflects seasonally lower performance fees, partially offset by net new business and higher market values. Comparisons to both prior periods were negatively impacted by higher money market fee waivers.

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BNY Mellon 3Q13 Quarterly Earnings Review

•	Foreign exchange and other trading revenue

(in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Foreign exchange	$121	$106	$149	$179	$154
Other trading revenue:
Fixed income	54	25	8	12	(2)
Equity/other	7	8	4	16	8

Total other trading revenue	61	33	12	28	6

Total	$182	$139	$161	$207	$160

Foreign exchange and other trading revenue totaled $160 million in 3Q13 compared with $182 million in 3Q12 and $207 million in 2Q13. In 3Q13, foreign exchange revenue totaled $154 million, an increase of 27% year-over-year and a decrease of 14% sequentially. The year-over-year increase primarily reflects higher volumes and volatility. The sequential decrease was primarily driven by lower volatility while volumes increased slightly. Other trading revenue was $6 million in 3Q13 compared with $61 million in 3Q12 and $28 million in 2Q13. The decrease compared with both prior periods primarily reflects lower fixed income trading revenue due to lower derivatives trading revenue. The year-over-year decrease also reflects a loss on inventory driven by higher interest rates.

•	Investment and other income

(in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Corporate/bank-owned life insurance	$41	$41	$34	$32	$38
Lease residual gains	—	14	1	10	7
Seed capital gains	28	7	6	1	7
Expense reimbursements from joint ventures	10	9	11	8	12
Equity investment revenue (loss)	16	(1)	13	200	48
Private equity gains (losses)	(1)	4	(2)	5	(2)
Asset-related gains (losses)	17	22	7	7	35
Transitional service agreements	6	5	5	4	—
Other income (loss)	7	15	(3)	2	(10)

Total	$124	$116	$72	$269	$135

Investment and other income totaled $135 million in 3Q13 compared with $124 million in 3Q12 and $269 million in 2Q13. The year-over-year increase primarily reflects higher equity investment revenue, partially offset by lower seed capital gains. The sequential decrease primarily reflects a gain related to an equity investment which was recorded in 2Q13.

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BNY Mellon 3Q13 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						3Q13 vs.
(dollars in millions)	3Q12	4Q12	1Q13	2Q13	3Q13	3Q12		2Q13
Net interest revenue (non-FTE)	$749	$725	$719	$757	$772	3%		2%
Net interest revenue (FTE)	765	740	733	771	787	3		2
Net interest margin (FTE)	1.20%	1.09%	1.11%	1.15%	1.16%	(4	) bps	1 bps

Selected average balances:
Cash/interbank investments	$108,365	$118,796	$111,685	$106,561	$116,165	7%		9%
Trading account securities	4,431	5,294	5,878	6,869	5,523	25		(20)
Securities	100,004	102,512	101,912	107,138	101,206	1		(6)
Loans	42,428	43,613	46,279	47,913	48,256	14		1

Interest-earning assets	255,228	270,215	265,754	268,481	271,150	6		1
Interest-bearing deposits	138,260	142,719	147,728	151,219	153,547	11		2
Noninterest-bearing deposits	70,230	79,987	70,337	70,648	72,075	3		2

Selected average yields/rates:
Cash/interbank investments	0.51%	0.43%	0.41%	0.41%	0.41%
Trading account securities	2.40	2.54	2.40	2.33	2.83
Securities	2.06	1.94	1.88	1.84	1.98
Loans	1.96	1.89	1.78	1.76	1.73
Interest-earning assets	1.40	1.27	1.26	1.27	1.28
Interest-bearing deposits	0.10	0.09	0.08	0.07	0.06

Average cash/interbank investments as a percentage of average interest-earning assets	42%	44%	42%	40%	43%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	28%	30%	26%	26%	27%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•	Net interest revenue totaled $772 million in 3Q13, an increase of $23 million compared with 3Q12 and $15 million sequentially. Both increases in net interest revenue were primarily driven by lower premium amortization on investment securities and higher average interest-earning assets. The year-over-year increase also reflects a change in the mix of earning assets and lower funding costs. Additionally, the sequential increase was partially offset by a change in the mix of earning assets, including a decrease in the investment securities portfolio.

•	In 3Q13, we recorded gains on the sales of investment securities of $22 million as we reduced the size of the portfolio. In addition, Agency MBS securities with an amortized cost of $7.3 billion and fair value of $7.0 billion were transferred from available-for-sale securities to held-to-maturity securities. These combined actions are expected to mute the impact to our accumulated other comprehensive income in the event of a rise in long-term interest rates.

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BNY Mellon 3Q13 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense						3Q13 vs.
(dollars in millions)	3Q12	4Q12	1Q13	2Q13	3Q13	3Q12	2Q13
Staff:
Compensation	$893	$911	$885	$891	$915	2%	3%
Incentives	306	311	338	364	339	11	(7)
Employee benefits	237	235	249	254	262	11	3

Total staff	1,436	1,457	1,472	1,509	1,516	6	—
Professional, legal and other purchased services	292	322	295	317	296	1	(7)
Software and equipment	208	233	228	238	226	9	(5)
Net occupancy	149	156	163	159	153	3	(4)
Distribution and servicing	109	108	106	111	108	(1)	(3)
Business development	60	88	68	90	63	5	(30)
Sub-custodian	65	64	64	77	71	9	(8)
Other	265	255	307	215	249	(6)	16
Amortization of intangible assets	95	96	86	93	81	(15)	(13)
M&I, litigation and restructuring charges	26	46	39	13	16	N/M	N/M

Total noninterest expense – GAAP	$2,705	$2,825	$2,828	$2,822	$2,779	3%	(2)%
Total staff expense as a percentage of total revenue	39%	40%	41%	38%	40%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,584	$2,683	$2,703	$2,716	$2,682	4%	(1)%

N/M – Not meaningful.

KEY POINTS

•	Total noninterest expense increased 4% year-over-year and decreased 1% sequentially excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP).

•	The year-over-year increase primarily resulted from higher staff expense driven by higher incentive and employee benefit expenses, and the impact of the annual employee merit increase.

•	The sequential decrease primarily resulted from lower business development and professional, legal and other purchased services expenses, partially offset by a reduction in the reserve for administrative errors in certain offshore tax-exempt funds recorded in 2Q13 and the impact of the annual employee merit increase.

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BNY Mellon 3Q13 Quarterly Earnings Review

OPERATIONAL EXCELLENCE INITIATIVES UPDATE

Expense initiatives (pre-tax)					Original annualized
	Program savings				targeted savings by
(dollar amounts in millions)	FY12	1Q13	2Q13	3Q13	the end of 2013 (a)
Business operations	$238	$84	$93	$103	$310 - $320

Technology	82	27	30	36	$105 - $110

Corporate services	77	26	27	31	$85 - $90

Gross savings (b)	$397	$137	$150	$170	$500 - $520
Incremental program expenses to achieve goals (c)	$88	$16	$11	$11	$70 - $90

(a)	Original target established at the inception of the program in 2011.
(b)	Represents the estimated annual pre-tax run rate expense savings since program inception in 2011. Total Company actual operating expense may increase or decrease due to other factors.
(c)	Program costs include incremental costs to plan and execute the programs including dedicated program managers, consultants, severance and other costs. These costs will fluctuate by quarter. Program costs may include restructuring expenses, where applicable.

Accomplishments

During the first nine months of 2013, we accomplished the following operational excellence initiatives:

•	Continued global footprint position migrations. Lowered operating costs as we continued job migrations to the new Eastern European Global Delivery Center and our existing Global Delivery Centers.

•	Enhanced procurement process to reduce operating expenses.

•	Realized savings from business restructuring, management rationalization and vendor management in Investment Services.

•	Realized savings from reengineering activities relating to Investment Boutique restructurings and Dreyfus back office operations consolidation.

•	Realized savings from continued insourcing of third party contract developers to our Global Delivery Centers as well as other staffing efficiencies in the Technology organization.

•	Consolidated offices and reduced real estate by an additional 180,000 square feet, primarily in the NY Metro region.

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BNY Mellon 3Q13 Quarterly Earnings Review

CAPITAL

The following table presents our capital ratios.

	Sept. 30,	June 30,	Sept. 30,
Capital ratios	2012	2013	2013 (a)
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c):
Standardized Approach	N/A	9.3%	10.1%
Advanced Approach	9.3%	9.8	11.1
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	13.3	13.2	14.2
Basel I Tier 1 capital ratio	15.3	14.8	15.8
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.9	15.8	16.8
Basel I leverage capital ratio	5.6	5.3	5.6
BNY Mellon shareholders’ equity to total assets ratio (c)	10.7	10.0	9.9
BNY Mellon common shareholders’ equity to total assets ratio (c)	10.3	9.5	9.5
Tangible BNY Mellon shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.3	5.8	6.4

(a)	Preliminary.
(b)	At Sept. 30, 2013 and June 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our interpretation of and expectations regarding the final rules released by the Board of Governors of the Federal Reserve (the “Federal Reserve”) on July 2, 2013, on a fully phased-in basis. For periods prior to June 30, 2013, these ratios were estimated using our interpretation of the Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) dated June 7, 2012, on a fully phased-in basis.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for a calculation of these ratios.

N/A – Not available.

Quarterly impact to the estimated Basel III Tier 1 common equity ratio – Non-GAAP

	Standardized		Advanced
	Approach		Approach
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at June 30, 2013	9.3%		9.8%
Impacted by:
Net capital generation	50 bps		52 bps
Change in accumulated other comprehensive income (loss)	(3	) bps	(3	) bps
Change in risk-weighted assets	2 bps		54 bps
Other (a)	26 bps		28 bps

Estimated Basel III Tier 1 common equity ratio – Non-GAAP at Sept. 30, 2013	10.1%		11.1%

(a)	Includes foreign currency translation.

bps – basis points.

The following table presents our estimated Basel III Tier 1 common equity generated.

Estimated Basel III Tier 1 common equity generation

(in millions)	3Q13
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$967
Add: Amortization of intangible assets, net of tax	52

Estimated gross Basel I Tier 1 common equity generated	1,019
Capital deployed:
Dividends	(175)
Common stock repurchased	(122)

Total capital deployed	(297)
Other (a)	344

Estimated net Basel III Tier 1 common equity generated	$1,066

(a)	Includes foreign currency translation.

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BNY Mellon 3Q13 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Sept. 30, 2013, the fair value of our investment securities portfolio totaled $97.9 billion. The net unrealized pre-tax gain on our total securities portfolio was $723 million at Sept. 30, 2013 compared with $656 million at June 30, 2013. The increase in the net unrealized pre-tax gain was primarily driven by lower credit spreads on foreign securities. During 3Q13, we received $217 million of paydowns of sub-investment grade securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio	June 30, 2013 Fair value		3Q13 change in unrealized gain/(loss)	Sept. 30, 2013			Fair value as a % of amortized cost(a)	Unrealized gain/(loss)	Ratings

(dollars in millions)				Amortized cost	Fair value				AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Agency RMBS	$45,464		$(14)	$41,828	$41,663		100%	$(165)	100%	—%	—%	—%	—%
U.S. Treasury securities	18,411		(30)	14,054	14,267		102	213	100	—	—	—	—
Sovereign debt/ sovereign guaranteed (b)	11,032		—	11,149	11,210		101	61	100	—	—	—	—
Non-agency RMBS (c)	2,880		(5)	2,214	2,769		77	555	—	1	2	93	4
Non-agency RMBS	1,469		8	1,400	1,395		91	(5)	1	12	23	64	—
European floating rate notes (d)	3,231		22	3,185	3,120		97	(65)	62	31	1	6	—
Commercial MBS	3,677		(9)	3,665	3,687		101	22	91	8	1	—	—
State and political subdivisions	6,482		24	6,791	6,775		100	(16)	80	17	1	1	1
Foreign covered bonds (e)	3,211		60	2,779	2,855		103	76	100	—	—	—	—
Corporate bonds	1,527		5	1,484	1,504		101	20	20	70	10	—	—
CLO	1,373		(2)	1,442	1,450		101	8	100	—	—	—	—
U.S. Government agency debt	1,548		1	1,486	1,490		100	4	100	—	—	—	—
Consumer ABS	2,012		5	2,494	2,490		100	(4)	93	7	—	—	—
Other (f)	3,167		2	3,174	3,193		101	19	27	66	—	—	7

Total investment securities	$105,484	(g)	$67	$97,145	$97,868	(g)	101%	$723	89%	5%	1%	4%	1%

(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to UK, Germany, Netherlands and France.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Canada, UK and Netherlands.
(f)	Includes commercial paper of $2.1 billion and $2.1 billion, fair value, and money market funds of $918 million and $941 million, fair value, at June 30, 2013 and Sept. 30, 2013, respectively.
(g)	Includes net unrealized gains on derivatives hedging securities available-for-sale of $318 million at June 30, 2013 and $469 million at Sept. 30, 2013.

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BNY Mellon 3Q13 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2012	2013	2013
Nonperforming loans:
Other residential mortgages	$166	$135	$128
Commercial	29	24	15
Wealth management loans and mortgages	33	13	12
Foreign loans	9	9	9
Commercial real estate	29	18	4
Financial institutions	3	2	1

Total nonperforming loans	269	201	169
Other assets owned	5	3	3

Total nonperforming assets (a)	$274	$204	$172

Nonperforming assets ratio	0.60%	0.41%	0.34%
Allowance for loan losses/nonperforming loans	126.0	105.5	121.9
Total allowance for credit losses/nonperforming loans	169.5	167.7	200.6

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in the loans of consolidated investment management funds are nonperforming loans of $153 million at Sept. 30, 2012, $44 million at June 30, 2013 and $31 million at Sept. 30, 2013. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming assets were $172 million at Sept. 30, 2013, a decrease of $32 million from $204 million at June 30, 2013. The decrease primarily resulted from sales of loans in the commercial and other residential mortgage portfolios, a payoff in the commercial real estate portfolio and returns to accrual status in the commercial real estate and other residential mortgage portfolios.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs
(in millions)	3Q12	2Q13	3Q13
Allowance for credit losses – beginning of period	$467	$358	$337
Provision for credit losses	(5)	(19)	2
Net (charge-offs) recoveries:
Other residential mortgages	(1)	(2)	—
Financial institutions	(4)	—	—
Commercial	(1)	—	—

Net (charge-offs) recoveries	(6)	(2)	—

Allowance for credit losses – end of period	$456	$337	$339

Allowance for loan losses	$339	$212	$206
Allowance for lending-related commitments	117	125	133

The provision for credit losses was $2 million in 3Q13, a credit of $5 million in 3Q12 and a credit of $19 million in 2Q13.

REVIEW OF BUSINESSES

Segment results are subject to reclassification whenever improvements are made in the measurement principles or when organizational changes are made. Internal crediting rates for deposits are regularly updated to reflect the value of deposit balances and distribution of overall interest revenue. In 3Q13, lower internal crediting rates were applied to deposits in the Investment Management and Investment Services businesses. There was no impact to consolidated results.

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BNY Mellon 3Q13 Quarterly Earnings Review

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

							3Q13 vs.
(dollars in millions, unless otherwise noted)	3Q12	4Q12	1Q13	2Q13	3Q13		3Q12	2Q13
Revenue:
Investment management fees:
Mutual funds	$283	$293	$295	$295	$289		2%	(2)%
Institutional clients	334	349	355	360	362		8	1
Wealth management	154	157	161	165	164		6	(1)

Investment management fees	771	799	811	820	815		6	(1)
Performance fees	10	57	15	33	10		—	N/M
Distribution and servicing	47	50	46	44	41		(13)	(7)
Other (a)	41	25	19	25	54		N/M	N/M

Total fee and other revenue (a)	869	931	891	922	920		6	—
Net interest revenue	51	56	62	63	67		31	6

Total revenue	920	987	953	985	987		7	—
Noninterest expense (ex. amortization of intangible assets)	644	713	704	674	697		8	3

Income before taxes (ex. amortization of intangible assets)	276	274	249	311	290		5	(7)
Amortization of intangible assets	48	48	39	39	35		(27)	(10)

Income before taxes	$228	$226	$210	$272	$255		12%	(6)%

Pre-tax operating margin	25%	23%	22%	28%	26%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	34%	31%	29%	36%	33%

Metrics:
Changes in AUM (in billions) (c):
Beginning balance of AUM	$1,299	$1,359	$1,386	$1,429	$1,432
Net inflows (outflows):
Long-term	9	14	40	21	32
Money market	9	(6)	(13)	(1)	13

Total net inflows (outflows)	18	8	27	20	45
Net market/currency impact/other	42	19	16	(17)	55

Ending balance of AUM (d)	$1,359	$1,386	$1,429	$1,432	$1,532	(e)	13%	7%

AUM at period end, by product type (c):
Equity securities	33%	33%	34%	35%	35%
Fixed income securities	37	38	39	39	39
Money market	23	22	20	19	19
Alternative investments and overlay	7	7	7	7	7

Total AUM (d)	100%	100%	100%	100%	100	%(e)

Wealth management:
Average loans	$8,122	$8,478	$8,972	$9,253	$9,453		16%	2%
Average deposits	$10,882	$12,332	$13,646	$13,306	$13,898		28%	4%

(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19. Additionally, other revenue includes asset servicing and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $107 million, $106 million, $104 million, $110 million and $107 million, respectively.
(c)	Excludes securities lending cash management assets.
(d)	Excludes assets managed in the Investment Services business.
(e)	Preliminary.

N/M – Not meaningful.

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BNY Mellon 3Q13 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Assets under management were a record $1.53 trillion at Sept. 30, 2013, an increase of 13% year-over-year and 7% sequentially. Both increases primarily resulted from net new business and higher market values.

•	16th consecutive quarter of positive long-term inflows.

•

Net long-term inflows were $32 billion and short-term inflows were $13 billion in 3Q13. Long-term inflows benefited from liability-driven investments, alternative investments and active equity and index funds.

•

Total revenue was $987 million, an increase of 7% year-over-year and unchanged sequentially. The year-over-year increase primarily reflects higher equity market values, net new business and the impact of the acquisition of the remaining 50% interest in Meriten Investment Management (“Meriten”), partially offset by higher money market fee waivers.

•

Investment management fees were $815 million, an increase of 6% year-over-year and a decrease of 1% sequentially. The year-over-year increase was primarily driven by higher equity market values, net new business and the impact of the Meriten acquisition, partially offset by higher money market fee waivers and the average impact of the stronger U.S. dollar. The sequential decrease was primarily driven by higher money market fee waivers, partially offset by higher equity market values and net new business.

•	Performance fees were $10 million in 3Q13 compared with $10 million in 3Q12 and $33 million in 2Q13. The sequential decrease was due to seasonality.

•	Net interest revenue increased 31% year-over-year and 6% sequentially. Both the year-over-year and sequential increases resulted from higher average loans and deposits.

•	Average loans increased 16% year-over-year and 2% sequentially; average deposits increased 28% year-over-year and 4% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) increased 8% year-over-year and 3% sequentially. Both increases reflect the annual employee merit increase. The year-over-year increase also reflects higher incentive expense driven by improved results, and the impact of the Meriten acquisition. The sequential increase reflects a reduction in the reserve for administrative errors in certain offshore tax-exempt funds recorded in 2Q13, partially offset by lower incentive and distribution and servicing expenses.

•	46% non-U.S. revenue in 3Q13 vs. 44% in 3Q12.

•

Insight Investment was named LDI Manager of the Year for the fourth consecutive year and its management CEO of the Year at Financial News Awards for Excellence in Institutional Asset Management (10/9/13).

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BNY Mellon 3Q13 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						3Q13 vs.
(dollars in millions, unless otherwise noted)	3Q12	4Q12	1Q13	2Q13	3Q13	3Q12	2Q13
Revenue:
Investment service fees:
Asset servicing	$913	$916	$943	$961	$939	3%	(2)%
Issuer services	310	213	236	294	321	4	9
Clearing services	287	294	304	321	315	10	(2)
Treasury services	131	136	137	135	135	3	—

Total investment services fees	1,641	1,559	1,620	1,711	1,710	4	—
Foreign exchange and other trading revenue	158	128	172	194	173	9	(11)
Other (a)	77	75	70	66	64	(17)	(3)

Total fee and other revenue (a)	1,876	1,762	1,862	1,971	1,947	4	(1)
Net interest revenue	608	583	653	633	619	2	(2)

Total revenue	2,484	2,345	2,515	2,604	2,566	3	(1)
Provision for credit losses	(4)	—	1	—	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,732	1,769	1,796	1,826	1,766	2	(3)

Income before taxes (ex. mortization of intangible assets)	756	576	718	778	800	6	3
Amortization of intangible assets	47	48	47	54	46	(2)	(15)

Income before taxes	$709	$528	$671	$724	$754	6%	4%

Pre-tax operating margin	29%	23%	27%	28%	29%
Pre-tax operating margin (ex. amortization of intangible assets)	30%	25%	29%	30%	31%

Investment services fees as a percentage of noninterest expense (b)	96%	90%	92%	94%	97%

Securities lending revenue	$37	$31	$31	$39	$26	(30)%	(33)%

Metrics:
Average loans	$24,917	$24,868	$26,697	$27,814	$27,865	12%	—%
Average deposits	$188,743	$204,164	$200,221	$204,499	$206,068	9%	1%

AUC/A at period-end (in trillions) (c)	$26.4	$26.3	$26.3	$26.2	$27.4 (d)	4%	5%
Market value of securities on loan at period end (in billions) (e)	$251	$237	$244	$255	$255	2%	—%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$522	$190	$205	$201	$110

Depositary Receipts:
Number of sponsored programs	1,393	1,379	1,359	1,349	1,350	(3)%	—%

Clearing services:
Global DARTS volume (in thousands)	175.5	187.9	221.4	227.5	221.3	26%	(3)%
Average active clearing accounts (U.S. platform) (in thousands)	5,447	5,489	5,552	5,591	5,622	3%	1%
Average long-term mutual fund assets (U.S. platform)	$323,289	$334,883	$357,647	$371,196	$377,131	17%	2%
Average investor margin loans (U.S. platform)	$7,922	$7,987	$8,212	$8,235	$8,845	12%	7%
Broker-Dealer:
Average tri-party repo balances (in billions)	$2,005	$2,113	$2,070	$2,037	$1,952	(3)%	(4)%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at Sept. 30, 2012, $1.1 trillion at Dec. 31, 2012, $1.2 trillion at March 31, 2013, $1.1 trillion at June 30, 2013 and $1.2 trillion at Sept. 30, 2013.
(d)	Preliminary.
(e)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.

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BNY Mellon 3Q13 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.7 billion, an increase of 4% year-over-year and unchanged sequentially.

•	Asset servicing fees (global custody, broker-dealer services and global collateral services) were $939 million in 3Q13 compared with $913 million in 3Q12 and $961 million in 2Q13. The year-over-year increase primarily reflects higher core asset servicing fees driven by higher market values, organic growth and net new business, partially offset by lower securities lending revenue which resulted from narrower spreads. The sequential decrease primarily resulted from a seasonal decrease in securities lending revenue, lower activity and lower expense reimbursements.

•	Estimated new business wins (AUC/A) of $110 billion in 3Q13.

•	Issuer services fees (Corporate Trust and Depositary Receipts) were $321 million in 3Q13 compared with $310 million in 3Q12 and $294 million in 2Q13. The year-over-year increase primarily resulted from higher Depositary Receipts revenue, partially offset by lower money market mutual fund balances and higher money market fee waivers in Corporate Trust. The sequential increase primarily resulted from seasonally higher Depositary Receipts revenue, partially offset by expense reimbursements in Corporate Trust.

•	Clearing services fees were $315 million in 3Q13 compared with $287 million in 3Q12 and $321 million in 2Q13. The year-over-year increase was driven by higher mutual fund and asset-based fees and volumes, partially offset by higher money market fee waivers. The sequential decrease was primarily driven by lower clearance revenue reflecting a seasonal decrease in DARTs, and higher money market fee waivers.

•	Treasury services fees were $135 million in 3Q13 compared with $131 million in 3Q12 and $135 million in 2Q13. The year-over-year increase primarily reflects higher cash management fees.

•	Foreign exchange and other trading revenue was $173 million in 3Q13 compared with $158 million in 3Q12 and $194 million in 2Q13. The year-over-year increase was primarily driven by higher volumes and volatility. The sequential decrease primarily reflects lower volatility while volumes increased slightly.

•	Net interest revenue was $619 million in 3Q13 compared with $608 million in 3Q12 and $633 million in 2Q13. The year-over-year increase primarily reflects higher average loans and deposits. The sequential decrease primarily reflects lower internal crediting rates on deposits in 3Q13.

•	Noninterest expense (excluding amortization of intangible assets) was $1.8 billion in 3Q13 compared with $1.7 billion in 3Q12 and $1.8 billion in 2Q13. The year-over-year increase primarily resulted from higher software, sub-custodian and litigation expenses and impact of the annual employee merit increase. The sequential decrease was primarily driven by lower incentive, legal and sub-custodian expenses and lower expense reimbursements, partially offset by the annual employee merit increase.

•	36% non-U.S. revenue in 3Q13 vs. 37% in 3Q12.

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BNY Mellon 3Q13 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Revenue:
Fee and other revenue	$156	$188	$125	$320	$120
Net interest revenue	90	86	4	61	86

Total revenue	246	274	129	381	206
Provision for credit losses	(1)	(61)	(25)	(19)	2
Noninterest expense (ex. M&I and restructuring charges)	221	220	237	226	221

Income (loss) before taxes (ex. M&I and restructuring charges)	26	115	(83)	174	(17)
M&I and restructuring charges	13	27	5	3	14

Income (loss) before taxes	$13	$88	$(88)	$171	$(31)

Average loans and leases	$9,389	$10,267	$10,610	$10,846	$10,938

KEY POINTS

•

Total fee and other revenue decreased $36 million compared with 3Q12 and $200 million compared with 2Q13. The year-over-year decrease primarily reflects lower fixed income trading revenue. The sequential decrease primarily resulted from a gain related to an equity investment which was recorded in 2Q13 and lower fixed income trading revenue.

•

Net interest revenue decreased $4 million compared with 3Q12 and increased $25 million compared with 2Q13. The sequential increase reflects lower internal crediting rates to the businesses for deposits in 3Q13.

•	The provision for credit losses was $2 million in 3Q13.

•

Noninterest expense (excluding M&I and restructuring charges) was unchanged compared with 3Q12 and decreased $5 million compared with 2Q13. On a sequential basis, lower business development and professional, legal and other purchased services expenses were primarily offset by higher staff expenses.

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BNY Mellon 3Q13 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon Tier 1 common equity and tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock and trust preferred securities from the numerator of the ratio. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio based on its interpretation, expectations and understanding of the final Basel III rules released by the Federal Reserve on July 2, 2013, on a fully phased-in basis and on the application of such rules to BNY Mellon’s businesses as currently conducted. The estimated Basel III Tier 1 common equity ratio is necessarily subject to, among other things, BNY Mellon’s further review and implementation of the final Basel III rules, anticipated compliance with all necessary enhancements to model calibration, and other refinements, further implementation guidance from regulators and any changes BNY Mellon may make to its businesses. Consequently, BNY Mellon’s estimated Basel III Tier 1 common equity ratio may change based on these factors. Management views the estimated Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated Basel III Tier 1 common equity ratio is intended to allow investors to compare BNY Mellon’s estimated Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and gains related to an equity investment; and expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Return on equity measures also exclude the net charge (benefit) related to the disallowance of certain foreign tax credits. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

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BNY Mellon 3Q13 Quarterly Earnings Review

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents the reconciliation of net income and diluted earnings per common share.

Reconciliation of net income and EPS – GAAP to Non-GAAP	3Q13
(in millions, except per common share amounts)	Net income	Diluted EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$967	$0.82
Benefit related to the U.S. Tax Court’s partial reconsideration of a tax decision disallowing certain foreign tax credits	261	(0.22)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$706	$0.60

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin
(dollars in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Income before income taxes – GAAP	$975	$853	$809	$1,206	$986
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	25	11	16	39	8
Add: Amortization of intangible assets	95	96	86	93	81
M&I, litigation and restructuring charges	26	46	39	13	16

Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$1,071	$984	$918	$1,273	$1,075

Fee and other revenue – GAAP	$2,879	$2,850	$2,844	$3,187	$2,963
Income from consolidated investment management funds – GAAP	47	42	50	65	32
Net interest revenue – GAAP	749	725	719	757	772

Total revenue – GAAP	3,675	3,617	3,613	4,009	3,767
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	25	11	16	39	8

Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,650	$3,606	$3,597	$3,970	$3,759

Pre-tax operating margin (a)	27%	24%	22%	30%	26%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and, M&I, litigation and restructuring charges – Non-GAAP (a)	29%	27%	26%	32%	29%

(a)	Income before taxes divided by total revenue.

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BNY Mellon 3Q13 Quarterly Earnings Review

The following table presents the calculation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$720	$622	$(266)	$833	$967
Add: Amortization of intangible assets, net of tax	60	65	56	59	52

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	780	687	(210)	892	1,019
Add: M&I, litigation and restructuring charges	18	31	24	8	12
Net charge (benefit) related to the disallowance of certain foreign tax credits	—	—	854	—	(261)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges and the net charge (benefit) related to the disallowance of certain foreign tax credits – Non-GAAP	$798	$718	$668	$900	$770

Average common shareholders’ equity	$34,522	$34,962	$34,898	$34,467	$34,264
Less: Average goodwill	17,918	18,046	17,993	17,957	17,975
Average intangible assets	4,926	4,860	4,758	4,661	4,569
Add: Deferred tax liability – tax deductible goodwill	1,057	1,130	1,170	1,200	1,262
Deferred tax liability – non-tax deductible intangible assets	1,339	1,310	1,293	1,269	1,242

Average tangible common shareholders’ equity – Non-GAAP	$14,074	$14,496	$14,610	$14,318	$14,224

Return on common equity– GAAP (a)	8.3%	7.1%	N/M	9.7%	11.2%
Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges and the net charge (benefit) related to the disallowance of certain foreign tax credits – Non-GAAP (a)	9.2%	8.2%	7.8%	10.5%	8.9%

Return on tangible common equity – Non-GAAP (a)	22.1%	18.8%	N/M	25.0%	28.4%
Return on tangible common equity excluding M&I, litigation and restructuring charges and the net charge (benefit) related to the disallowance of certain foreign tax credits – Non-GAAP (a)	22.5%	19.7%	18.5%	25.2%	21.5%

(a)	Annualized.

N/M – Not meaningful.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Income from consolidated investment management funds	$47	$42	$50	$65	$32
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	25	11	16	39	8

Income from consolidated investment management funds, net of noncontrolling interests	$22	$31	$34	$26	$24

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	3Q12	4Q12	1Q13	2Q13	3Q13
Investment management fees	$20	$19	$20	$20	$20
Other (Investment income)	2	12	14	6	4

Income from consolidated investment management funds, net of noncontrolling interests	$22	$31	$34	$26	$24

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BNY Mellon 3Q13 Quarterly Earnings Review

The following table presents the calculation of the equity to assets ratio.

Equity to assets ratio	Sept. 30,	June 30,	Sept. 30,
(dollars in millions, unless otherwise noted)	2012	2013	2013
BNY Mellon shareholders’ equity at period end – GAAP	$36,218	$35,882	$36,959
Less: Preferred stock	1,036	1,562	1,562

BNY Mellon common shareholders’ equity at period end – GAAP	35,182	34,320	35,397
Less: Goodwill	17,984	17,919	18,025
Intangible assets	4,882	4,588	4,527
Add: Deferred tax liability – tax deductible goodwill	1,057	1,200	1,262
Deferred tax liability – non-tax deductible intangible assets	1,339	1,269	1,242

Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$14,712	$14,282	$15,349

Total assets at period end – GAAP	$339,944	$360,505	$371,952
Less: Assets of consolidated investment management funds	11,369	11,471	11,691

Subtotal assets of operations – Non-GAAP	328,575	349,034	360,261
Less: Goodwill	17,984	17,919	18,025
Intangible assets	4,882	4,588	4,527
Cash on deposit with the Federal Reserve and other central banks (a)	73,037	78,671	96,316

Tangible total assets of operations at period end – Non-GAAP	$232,672	$247,856	$241,393

BNY Mellon shareholders’ equity to total assets – GAAP	10.7%	10.0%	9.9%
BNY Mellon common shareholders’ equity to total assets – GAAP	10.3%	9.5%	9.5%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	6.3%	5.8%	6.4%

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2012	2013	2013(a)
Total Tier 1 capital – Basel I	$16,797	$16,951	$18,070
Less: Trust preferred securities	1,173	303	324
Preferred stock	1,036	1,562	1,562

Total Tier 1 common equity	$14,588	$15,086	$16,184

Total risk-weighted assets – Basel I	$109,867	$114,511	$114,334

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	13.3%	13.2%	14.2%

(a)	Preliminary.

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BNY Mellon 3Q13 Quarterly Earnings Review

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio under the Standardized Approach and Advanced Approach.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)	Sept. 30,	June 30,	Sept. 30,
(dollars in millions)	2012	2013	2013(b)
Total Tier 1 capital – Basel I	$16,797	$16,951	$18,070
Adjustment to determine Basel III Tier 1 common equity:
Deferred tax liability – tax deductible intangible assets	N/A	81	82
Preferred stock	(1,036)	(1,562)	(1,562)
Trust preferred securities	(1,173)	(303)	(324)
Other comprehensive income (loss):
Securities available-for-sale	1,448	560	487
Pension liabilities	(1,346)	(1,379)	(1,348)

Total other comprehensive income (loss)	102	(819)	(861)
Equity method investments	(571)	(500)	(479)
Net pensions fund assets	(43)	(268)	(279)
Deferred tax assets	(46)	(26)	(26)
Other	19	23	22

Total estimated Basel III Tier 1 common equity	$14,049	$13,577	$14,643

Under the Standardized Approach:
Total risk-weighted assets – Basel I	N/A	$114,511	$114,334
Add: Adjustments (c)	N/A	31,330	31,255

Total estimated Basel III risk-weighted assets	N/A	$145,841	$145,589

Estimated Basel III Tier 1 common equity ratio – Non-GAAP calculated under the Standardized Approach	N/A	9.3%	10.1%

Under the Advanced Approach:
Total risk-weighted assets – Basel I	$109,867	$114,511	$114,334
Add: Adjustments (c)	41,816	23,793	17,249

Total estimated Basel III risk-weighted assets	$151,683	$138,304	$131,583

Estimated Basel III Tier 1 common equity ratio – Non-GAAP calculated under the Advanced Approach	9.3%	9.8%	11.1%

(a)	At June 30, 2013 and Sept. 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our preliminary interpretation of and expectations regarding the final rules released by the Federal Reserve on July 2, 2013, on a fully phased-in basis. For periods prior to June 30, 2013, these ratios were estimated using our interpretation of the NPRs dated June 7, 2012, on a fully phased-in basis.
(b)	Preliminary.
(c)	Following are the primary differences between risk-weighted assets determined under Basel I and Basel III. Credit risk is determined under Basel I using predetermined risk-weights and asset classes and relies in part on the use of external credit ratings. Under Basel III both the Standardized and Advanced Approaches use a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under Basel III than Basel I, and Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach for determining risk-weighted assets on certain repo-style transactions. Risk-weighted assets calculated under the Advanced Approach also include the use of internal credit models and parameters as well as an adjustment for operational risk.

N/A – Not available.

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BNY Mellon 3Q13 Quarterly Earnings Review

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations regarding these ratios, preliminary business metrics, expectations regarding the impact to our accumulated other comprehensive income in the event of a rise in interest rates and statements made regarding our Operational Excellence Initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of Oct. 16, 2013, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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